Exhibit 32


                Certifications Pursuant to 18 U.S.C. Section 1350

          The undersigned, who are the chief executive officer and the chief financial officer of First South Bancorp, Inc., each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q of the registrant fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and that the information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the issuer.

August 14, 2007
                                            s/Barry L. Slider
                                            ---------------------------
                                            Barry L. Slider
                                            Chief Executive Officer


                                           s/V. Lewis Shuler
                                           ---------------------------
                                           V. Lewis Shuler
                                           Chief Financial Officer